Exhibit 23.2


                     Glast, Phillips & Murray, P.C.
                      815 Walker Street, Suite 1250
                          Houston, Texas 77002
                             (713) 237-3135



November 20, 2002


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

     Re:  Universal Broadband Communications, Inc. - Form S-8

Gentlemen:

     I have acted as counsel to Universal Broadband Communications, Inc., a Nevada corporation (the "Company"), in connection with its Registration Statement on Form S-8 relating to the registration of 1,000,000 shares of its common stock ("Incentive Shares"), $0.001 par value per Incentive Share, which are issuable pursuant to the Company's Employee Stock Incentive Plan for the Year 2002 No. 2, as well as the registration of 2,000,000 shares of its common stock ("Stock Shares"), $0.001 par value per Stock Share, which are issuable pursuant to the Company's Non-Employee Directors and Consultants Retainer Stock Plan for the Year 2002 No. 2. I hereby consent to all references to my firm included in this Registration Statement, including the opinion of legality.

                                   Very truly yours,

                                   /s/  Norman T. Reynolds

                                   Norman T. Reynolds, Esq.









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